As filed with the Securities and Exchange Commission on August 14, 2023
Registration Nos. 333-271532
333-268198

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Post-Effective Amendment No. 1 to
Form S-1 on Form S-3
MONDEE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	4700	88-3292448
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
10800 Pecan Park Blvd.
Suite 315
Austin, Texas 78750
(650) 646-3320
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Prasad Gundumogula
Chief Executive Officer
10800 Pecan Park Blvd.
Suite 315
Austin, Texas 78750
(650) 646-3320
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael S. Lee, Esq.
Lynwood Reinhardt,
Esq. Panos Katsambas, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Tel: (212) 521-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE AND STATEMENT PURSUANT TO RULE 429
As of July 19, 2023, Mondee Holdings, Inc. (the “Company”) became eligible under Securities and Exchange Commission (“SEC”) rules to use a short-form registration statement on Form S-3. This registration statement on Form S-3 is being filed to update and replace our registration statement on Form S-1 (File No. 333-271532), which was declared effective on May 10, 2023 (as amended or supplemented, the “May 2023 Registration Statement”), and our registration statement on Form S-1 (File No. 333-268198), which was declared effective on December 9, 2022 (as amended or supplemented, the “December 2022 Registration Statement” and, together with the May 2023 Registration Statement, the “Prior Registration Statements”).
The Company is filing a single prospectus in this registration statement (the “Prospectus”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus is a combined prospectus relating to:
(A)The resale by certain of the selling securityholders named herein of (i) up to 71,306,981 shares of Common Stock, including (a) 232,500 shares of Common Stock that may be issued upon the exercise of outstanding warrants to purchase shares of ITHAX Class A ordinary shares issued in a private placement (the “private placement”) in connection with ITHAX’s initial public offering (the “private placement warrants”), (b) 5,792,255 shares of Common Stock issued to certain of the selling securityholders in private placements pursuant to the terms of subscription agreements between such investors and ITHAX (such subscription agreements, as amended, the “Subscription Agreements” and such shares, the “PIPE Shares”), in connection with, and immediately prior to the consummation of, the business combination between ITHAX and Mondee described in the prospectus included in this registration statement (the “Business Combination”), (c) 55,348,072 shares of Common Stock issued to Mondee Holdings, LLC in connection with the Business Combination (the “Merger Consideration”) (and subsequently distributed to the members of Mondee Holdings, LLC), (d) 7,400,000 shares of Common Stock that are held in escrow and vest over the four-year period following the closing of the Business Combination (the “Earn-Out Shares”), and (e) 2,534,154 shares of Common Stock held by certain members of ITHAX Acquisition Sponsor LLC, a Delaware limited liability company, or their transferees (the “Sponsor Member Shares”) and (ii) up to 232,500 private placement warrants originally issued in a private placement at a price of $1.00 per private placement warrant, which private placement warrants have an exercise price of $11.50 per share, that closed concurrently with ITHAX’s initial public offering;
(B)The issuance by us of up to 232,500 shares of Common Stock upon the exercise of the private placement warrants from time to time by third parties who did not purchase the private placement warrants from the Company in the private placement;
(C)The resale by certain of the selling securityholders named herein of (i) up to 1,275,000 shares of Common Stock that may be issued upon the exercise of warrants to purchase shares of Common Stock (the “Preferred Financing Warrants”) issued in a private placement (the “Preferred Financing”) and (ii) up to 1,275,000 Preferred Financing Warrants; and
(D)The issuance by us of up to 1,275,000 shares of Common Stock upon the exercise of the Preferred Financing Warrants from time to time by third parties who did not purchase the Preferred Financing Warrants from the Company in the Preferred Financing.
All of the securities listed in (A) and (B) above were previously registered on the May 2023 Registration Statement, and all of the securities listed in (C) and (D) above were previously registered on the December 2022 Registration Statement.
Pursuant to Rule 429 under the Securities Act, this registration statement on Form S-3, upon effectiveness, will serve as a post-effective amendment to the Prior Registration Statements. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 14, 2023
PRELIMINARY PROSPECTUS
MONDEE HOLDINGS, INC.
Primary Offering of
Up to 1,507,500 Shares of Common Stock Issuable Upon Exercise of Warrants
and
Secondary Offering of
Up to 72,581,981 Shares of Common Stock
Up to 1,507,500 Warrants to Purchase Shares of Common Stock
Offered by the Selling Securityholders

This prospectus relates to the issuance by Mondee Holdings, Inc. (“we,” “us,” or the “Company”) of up to 1,507,500 shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), upon the exercise of certain outstanding warrants by third parties who did not purchase the outstanding warrants from the Company in the below-specified private placements, comprised of: (i) up to 1,275,000 shares of Common Stock that may be issued upon the exercise of warrants originally issued in a private placement (the “Preferred Financing Warrants”) from time to time by third parties who did not purchase the Preferred Financing Warrants from the Company in the above-referenced private placement and (ii) up to 232,500 shares of Common Stock issuable upon exercise of warrants originally issued in a private placement (the “private placement warrants,” and together with the Preferred Financing Warrants, the ”Warrants”) in connection with the initial public offering of ITHAX Acquisition Corp. (“ITHAX”) from time to time by third parties who did not purchase the private placement warrants from the Company in the above-referenced private placement.
In addition, this prospectus relates to the resale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) may, from time to time in one or more offerings, offer and sell (i) 72,581,981 shares of Common Stock, including (a) 232,500 shares of Common Stock that may be issued upon the exercise of the private placement warrants, (b) 5,792,255 shares of Common Stock issued to certain of the selling securityholders in private placements pursuant to the terms of subscription agreements between such investors and ITHAX (such subscription agreements, as amended, the “Subscription Agreements” and such shares, the “PIPE Shares”), in connection with, and immediately prior to the consummation of, the business combination between ITHAX and Mondee described in the prospectus included in this registration statement (the “Business Combination”), (c) 55,348,072 shares of Common Stock issued to Mondee Holdings, LLC in connection with the Business Combination (the “Merger Consideration Shares”) (and subsequently distributed to the members of Mondee Holdings, LLC), (d) 7,400,000 shares of Common Stock that are held in escrow and vest over the four-year period following the closing of the Business Combination (the “Earn-Out Shares”), (e) 2,534,154 shares of Common Stock held by certain members of ITHAX Acquisition Sponsor LLC, a Delaware limited liability company, or their transferees (the “Sponsor Member Shares”), and (f) 1,275,000 shares of Common Stock that may be issued upon the exercise of the Preferred Financing Warrants and (ii) up to 1,507,500 Warrants.
The registration of the securities covered by this prospectus does not necessarily mean that any of the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. We will not receive any proceeds from the resale of shares of Common Stock or Warrants, from time to time in one or more offerings, by the Selling Securityholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of securities pursuant to this prospectus by the Selling Securityholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of securities pursuant to this prospectus by the Selling Securityholders.
This prospectus describes some of the general terms that may apply to an offering of our securities by us or the Selling Securityholders. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MOND.” On August 7, 2023, the last reported sale price of our Common Stock on Nasdaq was $7.32 per share.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements in historical filings incorporated by reference under the section of this prospectus entitled “Incorporation by Reference” and may continue to do so for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “RISK FACTORS” beginning on page 8 of this prospectus, and in any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders hereunder may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use this prospectus to sell up to an aggregate of 72,581,981 shares of Common Stock and up to 1,507,500 Warrants from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. We will receive proceeds from the exercise of the private placement warrants if the private placement warrants are exercised for cash. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon exercise of the private placement warrants. See the section titled “Use of Proceeds.”
To the extent required under applicable law in connection with a particular offering of such securities by the Selling Securityholders, we or the Selling Securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted under applicable law, we and the Selling Securityholders may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.”
Neither we nor the Selling Securityholders have authorized any person to provide you any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor and the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
“Mondee,” Mondee logos and other trademarks, service marks, and trade names of Mondee are registered and unregistered marks of Mondee Holdings, Inc. (i.e. the Company). Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus and the documents incorporated by reference herein.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on information from various third-party sources, assumptions made by Mondee based on such sources and Mondee’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable; however, neither Mondee has verified the accuracy or completeness of third-party data. The industry in which Mondee operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding future events or future results, including those relating to the Business Combination; the benefits of the Business Combination; results of operations; financial condition; liquidity; prospects; growth; strategies and the markets in which Mondee operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity and market share; future sales channels and strategies; and future expansion. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, for example, statements about:
•changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
•the Company’s ability to execute its business strategy, including monetization of its products;
•the Company’s ability to implement its strategic initiatives and continue to innovate its existing services;
•the Company’s projected financial information, growth rate and market opportunity;
•the ability to maintain the listing of the Common Stock on the Nasdaq Global Market, and the potential liquidity and trading of such securities;
•the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and retain its key employees;
•costs related to the Business Combination;
•changes in applicable laws or regulations;
•the Company’s ability to raise financing in the future and ability to continue as a going concern;
•the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•the Company’s ability to maintain relationships with customers and suppliers;
•the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;
•the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•the Company’s financial performance;
•the Company’s ability to expand or maintain its existing customer base;
•the Company’s ability to remediate its material weaknesses and maintain an effective system of internal control over financial reporting;
•the outcome of any legal proceedings that may be instituted against the Company;
•the effect of COVID-19 on the foregoing;

•unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks; and
•other factors detailed under the section entitled “Risk Factors.”
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.
We also maintain a website at https://www.mondee.com. We make available, free of charge, on our investor relations website at https://www.mondee.com/investors, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of our securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporated by reference the documents set forth below that have previously been filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 11, 2023 and amended on April 19, 2023.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 16, 2023.
•Our Current Reports on Form 8-K filed with the SEC on January 18, 2023, February 1, 2023, February 3, 2023, April 19, 2023, April 20, 2023, May 16, 2023, May 16, 2023, May 17, 2023, June 12, 2023, June 30, 2023, July 7, 2023 and July 18, 2023.
•The description of our securities incorporated by reference in our registration statement on Form 8-A, dated January 26, 2021 (File No. 001-39943), filed with the SEC on January 26, 2021, and any amendment or report filed with the SEC for updating the description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Mondee Holdings, Inc.
10800 Pecan Park Blvd.
Suite 315
Austin, Texas 78750
Telephone: (650) 646-3320
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SUMMARY
This summary highlights selected information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus, any accompanying prospectus supplement and any related free writing prospectus carefully, together with the additional information under the heading “Where You Can Find More Information; Incorporation by Reference.”
MONDEE HOLDINGS, INC.
Overview
Mondee Holdings, Inc. is a leading travel technology company and marketplace with a portfolio of globally recognized technology solutions in the leisure and corporate travel sectors. We provide a state-of-the art platform, technologies, apps, operating systems and technology-enabled services that seamlessly facilitate travel transactions to better serve travelers through travel affiliates and numerous other emerging channels. These technology solutions with access to global travel inventory and extensive negotiated travel content, combined with our distribution network, create a compelling modern travel marketplace. Our modern marketplace provides the increasingly discerning traveler with enhanced options on efficient consumer-friendly technology solutions while supporting our travel supplier partners in utilizing highly perishable travel inventory.
In addition to the rapid development and enhancement of our modern travel marketplace, we are increasingly focused on expanding our penetration of the "gig economy" segment of the travel market. We believe our technology solutions are well suited to serve gig workers seeking more flexible, diverse content and travel services. The feature-rich technology solutions provide the necessary modern consumer engagement services such as conversational commerce, seamless connectivity and 24/7 assistance, as well as operating systems with modern financial technology, insurance and marketing technology services.
We scaled our business rapidly by adding a large base of travel agent customers and extensive private fare content to our modern technology solutions through a series of acquisitions. Since our founding, we have acquired 15 accretive businesses, including four North and South American, EMEA and Asian market ticket consolidators. Our management team believes that our ability to successfully integrate acquisitions is underpinned by our highly efficient operating systems that modernize the process for leisure travel providers to engage consumers and quickly access, search, sell and distribute segment-specific inventory. We expanded the travel content available on our technology solutions by entering relationships with additional travel market suppliers, including network airlines, low-cost carriers, hotel aggregators, and lodging properties, creating an even broader global travel marketplace.
We believe that our technology-led business model positions us well to be a leading travel marketplace in the growing gig economy and recovering global travel market, by supplying modern operating systems for segment-targeted travel search, booking and service. We have leveraged our position in the traditional travel distribution ecosystem to create a marketplace that offers significant depth and breadth of content, transaction platform and innovative technology to maximize value for travelers, travel affiliates and suppliers. We believe the three pillars of our business - technology, content and distribution - create a powerful competitive advantage that will protect our market leadership and propel our future growth into evolving traveler market segments.
Corporate Information
Our principal executive offices are located at 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750, and our telephone number is (650) 646-3320. Our website address is https://www.mondee.com. .Information contained on our website is not a part of this registration statement, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are currently an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act (“JOBS Act”), and a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are eligible for, have taken and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies and/or smaller reporting companies for as long as we continue to be an emerging growth company and/or a smaller reporting company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.
Use of Proceeds
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Nasdaq Listing
Our Common Stock is listed on the Nasdaq Global Market under the symbol “MOND.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investment in our securities involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” (or any similarly titled section) included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the exercise of all Warrants being offered pursuant to this prospectus for cash, we will receive an aggregate of approximately $17.4 million but will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. The exercise price for our Warrants is $11.50 per share, which exceeds the market price of Common Stock, which was $7.32 per share based on the closing price of Common Stock on the Nasdaq on August 7, 2023. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of Common Stock. If the market price for Common Stock is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. We expect to use any net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” we would not receive any proceeds from the exercise of such Warrants.
Except as otherwise provided in (i) the registration rights agreement, dated July 18, 2022, by and between the Company, ITHAX Acquisition Sponsor LLC, Mondee Holdings, LLC and the subscribers named therein (the “July Registration Rights Agreement”) and (ii) the registration rights agreement, dated September 29, 2022, by and between the Company and the subscribers named therein (the “ September Registration Rights Agreement,” and together with the July Registration Rights Agreement, the “Registration Rights Agreements”), the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES
The following description of the Company’s securities is only a summary, and does not contain all the information that may be important to you. Please refer to the full text of the amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”), the amended and restated bylaws of the company (the “Bylaws,” and together with the Certificate of Incorporation the “Governing Documents”), the Amended and Restated Warrant Agreement (as defined below), and the Registration Rights Agreements (together with the Amended and Restated Warrant Agreement, the “Governing Agreements”), which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law for more information.
Authorized Capitalization
General
Our Certificate of Incorporation authorizes the issuance of 1,000,000,000 shares of capital stock, consisting of (i) 750,000,000 shares of common stock, $0.0001 par value per share, and (ii) 250,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 85,000 shares of Preferred Stock are designated as Series A (the “Series A Preferred Stock”) pursuant to that certain Certificate of Designation, dated September 29, 2022 (the “Series A Certificate of Designation”). The common stock consists of (a) 500,000,000 shares of Class A common stock, par value $0.0001 per share (“Common Stock”) and (b) 250,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Common Stock, the “common stock”).
As of August 1, 2023, we had 84,684,583 shares of Common Stock outstanding and 85,000 shares of Series A Preferred Stock outstanding.
Common Stock
Voting Rights
Except as otherwise provided herein or expressly required by law, each holder of our Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters voted upon by the stockholders of the Company. Holders of our Class C Common Stock are not entitled to vote their shares held on matters voted upon by the stockholders of the Company except as required by law. Except as otherwise required in the Certificate of Incorporation or by applicable law, holders of our common stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the rights, powers, preferences or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to Delaware General Corporation Law (“DGCL”).
Dividend Rights
Subject to applicable law and the rights and preferences of any holders of any outstanding Preferred Stock and any other provisions of the Certificate of Incorporation, holders of our common stock will be entitled to receive such dividends and other distributions in cash, stock or property of our Company when, as, and if declared thereon by our Board, in its discretion from time to time out of the assets or funds of the Company that are legally available therefor.
Rights upon Liquidation, Dissolution and Winding Up
Subject to the rights of holders of Preferred Stock, in the event of any liquidation, dissolution or winding up of its affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of Preferred Stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of common stock and the holders of any other class or series of capital stock ranking equally with the common stock upon such dissolution, liquidation or winding up, equally on a per share basis.
Transfer Rights
Subject to applicable law and the transfer restrictions set forth in Article VII of the Bylaws, shares of common stock, and the rights and obligations associated therewith, shall be fully transferable to any transferee.
Preemptive or Other Rights
All of the issued shares of common stock of the Company are fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of the Series A Preferred Stock and any other Preferred Stock that we may issue in the future.
Preferred Stock
In connection with the private placement of the 85,000 shares of Series A Preferred Stock and the 1,275,000 Preferred Financing Warrants that occurred on September 29, 2022 (the “Financing Transaction”), the Company filed the Series A Certificate of Designation with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, limitations and restrictions relating to the Series A Preferred Stock. The Series A Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.
Voting Rights
Holders of Series A Preferred Stock shall not have any voting rights except in respect of such matters as set forth in the Series A Certificate of Designation or otherwise required by applicable law. On any matter on which holders of Series A Preferred Stock are entitled to vote, the holders shall vote separately as a single class with respect to the Series A Preferred Stock, in person or by proxy, at a meeting called for such purpose or by written consent without a meeting. Shares of Series A Preferred Stock held by an Excluded Holder (as defined in the Series A Certificate of Designation) shall not be entitled to vote. The Series A Preferred Stock also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Stock for (i) changing or amending their rights, powers, privileges, limitations and restrictions; (ii) liquidating, dissolving or winding up the Company, its subsidiaries, or the Company’s or any subsidiary’s business and affairs; (iii) any creation, authorization or issuance of additional shares of Series A Preferred Stock, any parity stock, any junior stock (other than Common Stock), or any senior stock or any securities or rights convertible or exchangeable into, or exercisable for the foregoing; (iv) any declaration or payment of any dividends or distributions to holders of junior stock (other than dividends or distributions payable solely in junior stock) or any redemption, repayment, defeasance, or repurchase of any junior stock; (v) any acquisition of stock, assets, or the business of any Person (as defined in the Certificate of Designation) in one transaction or series of related transactions for consideration in excess of $50 million; (vi) any disposition of any assets outside of the ordinary course of business (whether by merger, consolidation or otherwise) in one transaction or series of related transactions with a value in excess of $25 million; (vii) adoption or approval of any material amendment to any equity-based benefit plan that provides for the issuance of securities other than Common Stock or options to acquire Common Stock; (viii) the Company or its subsidiaries, directly or indirectly, entering into or conducting any transaction or series of related transactions (including entering into any contract, agreement or other arrangement or the purchase, sale, lease or exchange of any property or the rendering of any service) with an Excluded Holder (as defined in the Certificate of Designation); (ix) any sale, conveyance or transfer of all or substantially all of the property and/or assets of the Company and its subsidiaries, taken as a whole, or any merger, consolidation, statutory exchange, share transaction or any other business combination transaction of the Company or its subsidiaries into or with any other “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) as a result of which such person or group shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company; (x) the Company and its subsidiaries incurring, or suffering to exist, certain indebtedness; (xi) the appointment or removal without cause of the chief executive officer or chief technology officer of the Company; and (xii) any agreement or commitment to do or take any of the foregoing actions (each of the foregoing subject to certain terms and exceptions as described in the Series A Certificate of Designation). So long as the holder of the majority of the Series A Preferred Stock issued on the closing date of the Financing Transaction (the “Majority Preferred Investor”) continues to own at least 50% of the shares of Series A Preferred Stock then outstanding, the Majority Preferred Investor shall have the right to appoint one observer to the Board and any committee thereof, subject to the terms and conditions set forth in the Series A Certificate of Designation.
Dividend Rights
Pursuant to the Series A Certificate of Designation, the Series A Preferred Stock is not convertible into shares of Common Stock. Holders of the Series A Preferred Stock shall be entitled to receive dividends with respect to each share of Series A Preferred Stock at a rate equal to the Secured Overnight Finance Rate (“SOFR”) plus 7% per annum (which rate increases to SOFR plus 10.50% annum beginning on the second anniversary of the consummation of the Financing Transaction), payable quarterly. The Company, at its option, may redeem for cash all, but not less than all, of the outstanding shares of Series A Preferred Stock at a redemption price determined pursuant to the terms of the Series A Certificate of Designation (the “Redemption Price”) by presenting a notice to the holders of such shares of Series A Preferred Stock, which is to notify the holders of such redemption, the places that such redemption shall occur, and the Redemption Price. The Redemption Price is equal to to the greater of (i) $1,000.00 per share of the Series A Preferred Stock plus an amount equal to the accrued and unpaid dividends and (ii) the amount necessary to result in a multiple of invested capital of (A) if redeemed prior to September 29, 2024, 1.225, or (B) otherwise, 1.325. The Company has also granted holders of the Series A Preferred Stock the right to cause the Company to purchase the shares of Series A Preferred Stock any time after the fifth anniversary of the consummation of the Financing Transaction at a price equal to the stated value plus accrued and unpaid dividends. In the event a Non-Compliance Event (as defined in the Series A Certificate of Designation) occurs, the stated value and the accrued but unpaid dividends shall each accrete by an additional 0.50% each month during the continuance of such Non-Compliance Event.
The Series A Preferred Stock will, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights, rank: (a) on a parity basis with each other class or series of any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity (“Capital Stock”) of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Parity Stock”); (b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Senior Stock”); and (c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Junior Stock”).
Rights upon Liquidation, Dissolution and Winding Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock issued in accordance with the Series A Certificate of Designation and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the Redemption Price as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Warrants
Private Placement Warrants
In connection with the initial public offering of ITHAX, the Company issued 375,000 private placement warrants. Each whole private placement warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time since August 18, 2022 (i.e., 30 days after the completion of the Company’s initial business combination), except as discussed in the immediately succeeding paragraph. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) were not transferable, assignable or salable until August 18, 2022 (except pursuant to limited exceptions, to Company officers and directors and other persons or entities affiliated with the initial purchasers of the private placement units) and they will not be redeemable by the Company and will be exercisable on a cashless basis so long as they are held by the initial purchasers or their respective permitted transferees. If the private placement warrants are held by holders other than the initial purchasers or their respective permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units sold in ITHAX’s initial public offering. Any amendment to the terms of the private placement warrants or any provision of that certain Amended and Restated Warrant Agreement, dated as of July 18, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as amended (the “Amended and Restated Warrant Agreement”) with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants. The warrants will expire on July 18, 2027 (i.e., five years after the completion of the Company’s business combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We may call the private placement warrants for redemption (except as described herein):
•in whole and not in part;
•at a price of $0.01 per private placement warrant;
•upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and
•if, the reported last sale price of the shares of common stock equal or exceed $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends to the notice of redemption to the warrant holders.
If and when the private placement warrants become redeemable by us, we may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered.
If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its private placement warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the private placement warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its private placement warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their private placement warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of private placement warrants that are issued and outstanding and the dilutive effect on the Company shareholders of issuing the maximum number of shares of common stock issuable upon the exercise of its private placement warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their private placement warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the private placement warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers and their respective permitted transferees is because it is not known at this time whether such initial purchasers will be affiliated with the Company following the Business Combination. If such initial purchasers remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company anticipates that it will have policies in place that prohibit insiders from selling its securities except during specific periods. Even during such periods when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. In addition, if our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option if it does not need the cash from the exercise of the private placement warrants after the Company’s business combination. If we call our private placement warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above, as described in more detail below.
Private placement warrants may be exercised only for a whole number of shares of common stock. No fractional shares of common stock will be issued upon exercise of the private placement warrants. If, upon exercise of the private placement warrants, a holder would be entitled to receive a fractional interest in a share of common stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. If, at the time of redemption, the private placement warrants are exercisable for a security other than the shares of common stock pursuant to the Amended and Restated Warrant Agreement, the private placement warrants may be exercised for such security. At such time as the private placement warrants become exercisable for a security other than the shares of common stock, we (or surviving company) will use our best efforts to register under the Securities Act the security issuable upon the exercise of the private placement warrants.
In case of any redesignation or reorganization of the issued and outstanding shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity, or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is liquidated or dissolved (each subject to exceptions as described in the Amended and Restated Warrant Agreement), the holders of the private placement warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the private placement warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such redesignation, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the private placement warrants would have received if such holder had exercised his, her or its private placement warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that in connection with the closing of any such consolidation, merger, sale or conveyance, the successor or purchasing entity shall execute an amendment to the Warrant Agreement providing for delivery of such Alternative Issuance; provided, further, that (i) if the holders of the shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each private placement warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of

Common Stock (subject to exceptions, as described in the Amended and Restated Warrant Agreement) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the issued and outstanding shares of Common Stock, the holder of a private placement warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such private placement warrant holder had exercised the private placement warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the other applicable anti-dilution adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the shares of Common Stock in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder (as defined in the Amended and Restated Warrant Agreement) properly exercises the private placement warrant within 30 days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Amended and Restated Warrant Agreement) shall be reduced by an amount (in dollars) equal to the difference of (but in no event less than zero) (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a private placement warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) the redemption provisions shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the shares of Common Stock as reported during the 10 trading-day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the private placement warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the amount of cash per share of Common Stock, if any, plus the volume weighted average price of the shares of Common Stock as reported during the 10 trading-day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by other applicable anti-dilution provisions, then such adjustment shall also be made. These provisions shall similarly apply to successive reclassification, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the private placement warrant.
Preferred Financing Warrants
In connection with the Preferred Financing Transaction, the Company 1,275,000 Preferred Financing Warrants. Each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per whole share (the “Warrant Price”), subject to adjustment as discussed below, at any time commencing on September 29, 2022. The warrants will expire on September 29, 2027 (i.e., five years after the effective date of the Preferred Financing Warrant Agreement), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation (the “Financing Transaction Expiration Date”), subject to extension to the extent that the Company extends the expiration date of the public warrants or the private placement warrants. The warrants are not redeemable at the Company’s option.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as a holder may specify) of shares of common stock issued and outstanding immediately after giving effect to such exercise.
To the extent that the Company lowers the exercise price of its private placement warrants, the Company will lower the Warrant Price proportionately and in the same manner. If the number of issued and outstanding shares of common stock is increased by a capitalization payable in shares of common stock, or by a stock split of shares of common stock or other similar event, then, on the effective date of such capitalization, stock split or similar event, the number of shares common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares common stock. A rights offering to holders of shares common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If on or after the date hereof, the Company issues or sells any shares of common stock, any debt or equity securities that are directly or indirectly convertible into or exercisable or exchangeable for shares of common stock (“Convertible Securities”), or any rights, warrants or options to subscribe for or purchase any of the foregoing (“Options”) (including, in each case, the issuance or sale of shares of common stock owned or held by or for the account of the Company, but excluding shares of common stock the Company issues upon exercise of the Preferred Financing Warrants or the private placement warrants or in connection with the exercise, conversion or exchange of any Convertible Securities or Options for which an adjustment was already made pursuant to the Preferred Financing Warrant Agreement) for a consideration per share (including upon exercise, exchange or conversion) of less than the Warrant Price then in effect (the “Applicable Price”, and any such issuance a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Warrant Price immediately after such Dilutive Issuance shall be equal to the quotient of (A) the sum of (x) the product of (I) the Warrant Price in effect immediately prior to such Dilutive Issuance, multiplied by (II) the aggregate number of shares of common stock outstanding immediately prior to such Dilutive Issuance, calculated on a Fully-Diluted Basis, plus (y) the consideration, if any, received by the Company upon such issuance or sale (or, with respect to any Convertible Securities or Options, the exercise price or conversion price, as applicable, of such securities as of the date of such issuance or sale), divided by (B) the aggregate number of shares of common stock outstanding immediately after such Dilutive Issuance, calculated on a Fully-Diluted Basis. Upon each such adjustment of the Warrant Price hereunder, the number of shares of common stock purchasable upon the exercise of the Preferred Financing Warrants shall be equal to the quotient of (A) the Warrant Price in effect immediately prior to such Dilutive Issuance multiplied by the number of shares of common stock that the holder of the Warrants would have been entitled to purchase upon exercise of the Preferred Financing Warrants (assuming an exercise for cash pursuant and without regard to any restriction or limitation on exercise) immediately prior to such adjustment, divided by (B) the Warrant Price resulting from such adjustment (such additional amount of shares after giving effect to this sentence, the “Additional Warrant Shares”). For purposes hereof, “Fully-Diluted Basis” means, when calculating the aggregate number of shares of common stock deemed outstanding as of the time of any applicable determination time, a basis that includes an aggregate number of shares of common stock equal to the sum of (without duplication) (x) the aggregate number of shares of common stock outstanding as of such determination time, (y) the aggregate number of shares of common stock that would be outstanding assuming the conversion, exchange and exercise of all outstanding Convertible Securities and Options as of such determination time and (z) the aggregate number of shares of common stock underlying any outstanding Convertible Securities and Options as of such determination time.
On or after the date hereof, and without duplication for any adjustment pursuant to the Preferred Financing Warrant Agreement, if the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities or are convertible into or exercisable or exchangeable for shares of common stock increases or decreases at any time, then the Warrant Price in effect at the time of such increase or decrease shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold; provided that for the avoidance of doubt, no Additional Warrant Shares will be issued in connection with any such increase or decrease pursuant to the currently existing terms of the Warrants. No adjustment shall be made if such adjustment would result in an increase of the Warrant Price then in effect or a decrease in the number of shares of common stock then issuable under a Preferred Financing Warrant.
In addition, if, on or after the date hereof and on or prior to the Expiration Date, the Company declares or makes any dividend or other distribution of the Company’s assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other asset by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, each holder of the Preferred Financing Warrants shall be entitled to participate in such Distribution to the same extent that such holder would have participated therein if such holder had held the number of shares of common stock acquirable upon complete exercise of the Preferred Financing Warrants immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution. If at any time on or after the date hereof and on or prior to the Expiration Date the Company (i) grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the “Purchase Rights”), then each holder of Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of its Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issuance or sale of such Purchase Rights, or (ii) conducts any Pro Rata Repurchase Offer, a holder of the Preferred Financing Warrants shall be permitted to (but shall not be obligated to) participate, in whole or in part, on an as-converted basis, provided that, notwithstanding any other provision hereof, such participation may at the election of such holder be conditioned upon the consummation of such transaction, in which case such participation shall not be deemed to be effective until immediately prior to the consummation of such transaction. For purposes hereof, “Pro Rata Repurchase Offer” means any offer to purchase shares of common stock by the Company or any affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of common stock (subject to satisfaction of any conditions to participation therein such as those relating to minimum holding percentages or accredited status) to purchase or exchange their shares of common stock, in the case of both clauses (i) and (ii), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof, effected while the Preferred Financing Warrants are outstanding. The “effective date” of a Pro Rata Repurchase Offer shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase Offer or the date of purchase with respect to any Pro Rata Repurchase Offer that is not a tender or exchange offer.
If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants representing the right to purchase shares of common stock were issued under the Preferred Financing Warrant Agreement between Continental, as warrant agent, and the Company. You should review a copy of the Preferred Financing Warrant Agreement, which is filed as an exhibit to this prospectus supplement of which this prospectus is a part, for a complete description of the terms and conditions applicable to these warrants. The Preferred Financing Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders neither have the rights nor privileges of holders of shares of common stock nor any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by stockholders.
Warrants may be exercised only for a whole number of shares of common stock. No fractional shares of commons stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the Amended and Restated Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, the Company (or surviving company) will use its best efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares of capital stock. However, the listing requirements of the Nasdaq, which would apply if and so long as our Common Stock remains listed on the Nasdaq, require that stockholder approval of certain issuances equaling or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares of Common Stock that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved capital stock may be to enable the Board to issue shares of capital stock to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.
Quorum; Voting
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chair of the Board or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting of the stockholders, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series of capital stock is required, except where otherwise provided by the statute or by the Certificate of

Incorporation or the Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series of capital stock, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the voting power of the outstanding shares of such class or classes or series of capital stock present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series of capital stock.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven directors, which shall be divided into three classes, designated Class I, II and III, respectively. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective.
Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of the holders of any series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock of the Company then entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designation related to the Preferred Stock.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting has been held for a period of 13 months after our last annual meeting, an special meeting of the stockholders in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for such meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all such embers of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of Directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our Secretary, of the stockholder’s intention to bring such business before such meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:
1.the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2.the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3.the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Under the Certificate of Incorporation, the Company opted out of Section 203 of the DGCL and therefore is not subject to Section 203. However, the Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, DGCL 203 would make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with the Board because the heightened stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Certificate of Incorporation provides that any person whose ownership of shares in excess of the 15% limitation set forth therein is the result of any action taken solely by the Company (provided, that such person shall be an “interested stockholder” if thereafter such person acquires additional shares of voting stock of the Company, except as a result of further corporate actions not caused by such person) does not constitute “interested stockholders” for purposes of this provision.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding capital stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Our Certificate of Incorporation provides, however, in addition to the votes required by law, prior to the seventh (7th) anniversary of Closing, the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the total voting power of all of the then outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class on:
•the provisions regarding the Preferred Stock;
•the provisions regarding the management of the Company, and the size of the Board, the election and removal of directors to the Board;
•the provisions regarding the prohibition on action by the stockholders by written consent in lieu of a meeting of the stockholders, which parties may call a special meeting of the stockholders, the manner for notice of a special meeting of the stockholders, and the business to be brought before the special meeting of the stockholders;
•the provisions regarding the limited liability of directors of the Company; and
•the provisions regarding exclusive forums for certain actions.
The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of any class or series of capital stock of the Company required by law or by the Certificate of Incorporation, such action by stockholders requiring the affirmative vote of the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of Directors, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation limits the liability of the Directors of the Company to the fullest extent permitted by law, and both the Certificate of Incorporation and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into agreements to indemnify our Directors, certain officers, and other employees as determined by the Board (collectively “Indemnitees”, and individually, an “Indemnitee”). Under the terms of such indemnification agreements, we will be required to indemnify each of Indemnitees, to the fullest extent permitted by applicable law. We will indemnify the Indemnitees against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require us, if so requested, to advance within a specified number of days of such request, all reasonable fees, expenses, charges and other costs that any Indemnitee may incur, provided that such Indemnitee will return any such advance if it is ultimately determined that such Indemnitee is not entitled to indemnification by us.
Exclusive Forum
The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, agents or stockholders for breach of fiduciary duty, actions arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, actions asserting a claim against the Company or any current or former Director, Officer, employee, agent or stockholder arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, and actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder governed by the internal affairs doctrine of the law of the State of Delaware may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware); provided, however, that the foregoing shall not apply to any suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States of America have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complain asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Conflicts of Interest
The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our directors or their respective affiliates, other than those directors or affiliates who are our employees, or if such corporate opportunity was offered to any non-employee director (including any non-employee director who serves as an officer of our Company) expressly solely in his or her capacity as a director or officer of our Company. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of our non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or any of our affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity.

Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.
Listing
Our shares of Common Stock are listed on The Nasdaq Global Market under the symbol “MOND.”

SELLING SECURITYHOLDERS
This prospectus relates to the resale of (i) up to 72,581,981 shares of Common Stock and (ii) up to 1,507,500 warrants to purchase Common Stock by the Selling Securityholders named below, and their donees, pledgees, or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.
The following table, based upon information currently known by us, sets forth, as of August 1, 2023, the names of the Selling Securityholders, the aggregate number of shares of Common Stock held of record or beneficially by each Selling Securityholder as of such date, the number of shares of Common Stock that may be sold by each Selling Securityholder under this prospectus, and the aggregate number of shares of Common Stock that each Selling Securityholder will beneficially own assuming that all the shares of Common Stock covered hereby are sold by the Selling Securityholders.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 84,684,583 shares of Common Stock issued and outstanding on August 1, 2023.
Unless otherwise indicated, the business address of each of the individuals is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Acharyulu Peesapati(1)(2)	128,946	*	128,946	0	—	0	—	—	0	—
Adam Meron(1)(2)	9,650	*	9,650	0	—	0	—	—	0	—
Adriana Equihua(1)(2)	573	*	573	0	—	0	—	—	0	—
Alexandros Argyros(3)	121,702	*	8,800	112,902	—	5,812	*	5,812	0	—
Alkobi Zahari(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Alma Ortiz(1)(2)	1,719	*	1,719	0	—	0	—	—	0	—
Ananth Satya Prasad Chillara(1)(2)	11,363	*	10,556	807	—	0	—	—	0	—
Andre John Salgado(1)(2)	2,006	*	2,006	0	—	0	—	—	0	—
Andrea Christina Bereciartu(1)(2)	1,719	*	1,719	0	—	0	—	—	0	—
Antonios Achilleoudis(4)	357,564	*	28,858	328,706	—	17,438	*	17,438	0	—
Anuj Garg(1)(2)	573	*	573	0	—	0	—	—	0	—
Anuradha Jadhav(1)(2)	1,146	*	1,146	0	—	0	—	—	0	—
Appecherla Sandhya(1)(2)	573	*	573	0	—	0	—	—	0	—
Aravind Neerukattu(1)(2)	573	*	573	0	—	0	—	—	0	—
Arnold Aguas(1)(2)	143	*	143	0	—	0	—	—	0	—
Arpit Bhatt(1)(2)	2,149	*	2,149	0	—	0	—	—	0	—
Ashok Krishnan(1)(2)	25,789	*	25,789	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Asset Recovery Management(5)	24,573	*	24,573	0	—	0	—	—	0	—
Balla Pratima(1)(2)	287	*	287	0	—	0	—	—	0	—
Barbara Villacin(1)(2)	573	*	573	0	—	0	—	—	0	—
Bhanu Prakash Thogunoori(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Bhanukiran Bodapati(1)(2)	573	*	573	0	—	0	—	—	0	—
Bharath Kolla Venkatesh(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Bindiya Puri(1)(2)	802	*	802	0	—	0	—	—	0	—
Black Oak Investments Ltd(6)	24,573	*	24,573	0	—	0	—	—	0	—
Bobcat Private Holdings, LLC(7)	1,773,718	2.11%	1,773,718	0	—	0	—	—	0	—
Borra Naga Vamsi Krishna(1)(2)	6,784	*	6,784	0	—	0	—	—	0	—
Boyapati Niranjan Prasad(1)(2)	22,924	*	22,924	0	—	0	—	—	0	—
Brian Bonner(1)(2)	573	*	573	0	—	0	—	—	0	—
Cecille Venoza(1)(2)	287	*	287	0	—	0	—	—	0	—
Celier Investments Inc.(8)	50,000	*	50,000	0	—	0	—	—	0	—
Charlyne Cumine(1)(2)	2,106	*	2,106	0	—	0	—	—	0	—
Chinniah Dinadyalu Kesavalu(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Cho Mong Tai(1)(2)	53,682	*	53,682	0	—	0	—	—	0	—
Cindy Wong(1)(2)	860	*	860	0	—	0	—	—	0	—
Clement Allen Bason(1)(2)	78,294	*	78,294	0	—	0	—	—	0	—
Colby Trading Ltd.(9)	50,000	*	50,000	0	—	0	—	—	0	—
Daniel Ostersehlte(10)	75,000	*	75,000	0	—	0	—	—	0	—
Deric Joel James(1)(2)	287	*	287	0	—	0	—	—	0	—
DH Deutsch Holdings Limited(11)	400,000	*	400,000	0	—	0	—	—	0	—
Dhagu Ashwanth Reddy(1)(2)	573	*	573	0	—	0	—	—	0	—
Dimitrios Athansopoulos(12)	367,563	*	28,858	338,705	—	17,437	*	17,437	0	—
Durval Duprat(1)(2)	17,193	*	17,193	0	—	0	—	—	0	—
Dwain Thomas Jay(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Edwin Alvarado(1)(2)	1,605	*	1,605	0	—	0	—	—	0	—
El Hadji Malick Diouf(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Elias Melhem(1)	688,377	*	688,377	0	—	0	—	—	0	—
Elisetty Deekshith(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Eman Alqeram(1)(2)	229	*	229	0	—	0	—	—	0	—
Entertainment Benefits Group, LLC(13)	150,000	*	150,000	0	—	0	—	—	0	—
Entities Affiliated with Cantor Fitgerald L.P.(14)	615,000	*	405,000	210,000	—	0	—	—	0	—
Entities Affiliated with Morgan Stanley(15)	8,606,881	10.04%	8,606,881	0	—	150,000	*	150,000	0	—
Entities Affiliated with Steve Chaby(16)	1,178,633	1.40%	198,291	980,342	—	0	—	—	0	—
Entities Affiliated with TCW(17)	930,674	1.10%	930,674	0	—	0	—	—	0	—
Evgenia Tzannini(18)	20,000	*	20,000	0	—	0	—	—	0	—
FLY OCP LLC(19)	9,410,720	11.17%	9,410,720	0	—	0	—	—	0	—
George Chryssikos(20)	20,000	*	20,000	0	—	0	—	—	0	—
Georgia Tsakos(1)	688,377	*	688,377	0	—	0	—	—	0	—
Georgios Linatsas(21)	372,273	*	117,438	254,835	—	17,438	*	17,438	0	—
Georgios Syllantavos(22)	193,922	*	7,372	186,550

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Gowri Sankar Suserla(1)(2)	8,023	*	8,023	0	—	0	—	—	0	—
Gowri Yeduka(1)(2)	287	*	287	0	—	0	—	—	0	—
Grace Ma(1)(2)	573	*	573	0	—	0	—	—	0	—
GV 2017, L.P.(23)	18,420	*	18,420	0	—	0	—	—	0	—
Harshavardhan Hulsurkar(1)(2)	860	*	860	0	—	0	—	—	0	—
Hasan Mahmud(1)(2)	229	*	229	0	—	0	—	—	0	—
Hee S Park(1)(2)	1,032	*	1,032	0	—	0	—	—	0	—
Hiranyandra Kumar Godugu(1)(2)	13,422	*	13,422	0	—	0	—	—	0	—
ITHAX Acquisition Sponsor CY Ltd(24)	63,889	*	63,899	0	—	0	—	—	0	—
Jagadeesh Chinthapally(1)(2)	287	*	287	0	—	0	—	—	0	—
Jagmit Soni(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Jalendar Pottabathula(1)(2)	287	*	287	0	—	0	—	—	0	—
Jaspal Kaur(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Jasvinder Binning(1)(2)	28,655	*	28,655	0	—	0	—	—	0	—
Jeff Snetiker(1)	46,183	*	46,183	0	—	0	—	—	0	—
Jermias D(1)(2)	287	*	287	0	—	0	—	—	0	—
Jianmei Chen(1)(2)	1,146	*	1,146	0	—	0	—	—	0	—
Jing Zhao(1)(2)	1,146	*	1,146	0	—	0	—	—	0	—
Jitendra Kumar Parida(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Juliette Li Qiu(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Kakinda Vara Lakshmi Vedavathi(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Kalashakam Radhika(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Kanan Mapara(1)(2)	1,032	*	1,032	0	—	0	—	—	0	—
Kariba LLC(25)	1,232	*	1,232	0	—	0	—	—	0	—
Kate Leung(1)(2)	645	*	645	0	—	0	—	—	0	—
Katta Vara Prasad(1)(2)	1,719	*	1,719	0	—	0	—	—	0	—
Kent Karpawich	100,000	*	100,000	0	—	0	—	—	0	—
Keshaba Kumar Gantayat(1)(2)	2,292	*	2,292	0	—	0	—	—	0	—
Kiran Kumar S(1)(2)	573	*	573	0	—	0	—	—	0	—
Kishore Rasala(1)(2)	2,149	*	2,149	0	—	0	—	—	0	—
Konstantinos Karamanis(26)	50,000	*	50,000	0	—	0	—	—	0	—
Koser T Masalawala(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Krishna Babu Addala(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Kulasekara Pandiyan Sivagnanam(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Lakshmi Prashanth Bonam(1)(2)	287	*	287	0	—	0	—	—	0	—
Lakshmi Vara Prasad Yerramsetty(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Lalit Kumar(1)(2)	28,655	*	28,655	0	—	0	—	—	0	—
Lankalapalli Surya Teja(1)(2)	17,341	*	17,341	0	—	0	—	—	0	—
Larry Yin-Fat Leung(1)(2)	6,877	*	6,877	0	—	0	—	—	0	—
LBF Travel Management Corp.(1)	1,499,834	1.78%	1,499,834	0	—	0	—	—	0	—
Lisa Wai Sin Chan(1)(2)	1,361	*	1,361	0	—	0	—	—	0	—
Madhu Babu Ravi(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Mallapareddy Sarada(1)(2)	573	*	573	0	—	0	—	—	0	—
Malathi Booreddy(1)(2)	4,012	*	4,012	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Manikanta Prudhvi Prabhakar Jonnala(1)(2)	5,731	*	5,731	0	—	0	—	—	0	—
Maria Cecilia Belista(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Merica Quan(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Michael Hjalmar Thomas(1)(2)(27)	166	*	166	0	—	0	—	—	0	—
Michelle Yang(1)(2)	2,006	*	2,006	0	—	0	—	—	0	—
Micki Adams(1)(2)	1,605	*	1,605	0	—	0	—	—	0	—
Mike Melhem(1)	688,377	*	688,377	0	—	0	—	—	0	—
Mike Melhem, Jr.(1)	688,377	*	688,377	0	—	0	—	—	0	—
Minchielyn Castro(1)(2)	573	*	573	0	—	0	—	—	0	—
Mohammed Abdul Mateen(1)(2)	573	*	573	0	—	0	—	—	0	—
Mohammed Ghouse Sheriff Khaleel(1)(2)	14,327	*	14,327	0	—	0	—	—	0	—
Mohana Venkata Satish Babu Chode(1)(2)	40,117	*	40,117	0	—	0	—	—	0	—
Mondee Group LLC(28)	20,177,764	23.95%	20,177,764	0	—	0	—	—	0	—
Monika Mioduszewski(1)(2)	12,321	*	12,321	0	—	0	—	—	0	—
Motaleb Khan(1)(2)	860	*	860	0	—	0	—	—	0	—
Mridula Pasam(1)(2)	60,323	*	60,323	0	—	0	—	—	0	—
Mukesh Pandey(1)(2)	287	*	287	0	—	0	—	—	0	—
Muralikrishna Garapati(1)(2)	573	*	573	0	—	0	—	—	0	—
Nadeem Ahmed(1)(2)	3,324	*	3,324	0	—	0	—	—	0	—
Nadira Kermani(1)(2)	287	*	287	0	—	0	—	—	0	—
Nakka Durga Kiran Kumar(1)(2)	287	*	287	0	—	0	—	—	0	—
Nigel Kneafsey(29)	150,000	*	150,000	0	—	0	—	—	0	—
Nirav Ghunchala(1)(2)	1,060	*	1,060	0	—	0	—	—	0	—
Orestes Fintiklis(30)	3,647,798	4.33%	3,563,909	83,889	—	174,375	*	174,375	0	—
Parbattie Ulla(1)(2)	287	*	287	0	—	0	—	—	0	—
Parvez Kamal(1)(2)	8,596	*	8,596	0	—	0	—	—	0	—
Pasam Sravani(1)(2)	1,074	*	1,074	0	—	0	—	—	0	—
Patsy Ho(1)	42,982	*	42,982	0	—	0	—	—	0	—
Patnam Naresh Kumar (1)(2)	287	*	287	0	—	0	—	—	0	—
Paula Svadlena(1)(2)	931	*	931	0	—	0	—	—	0	—
Pavan Kumar Theeti(1)(2)	573	*	573	0	—	0	—	—	0	—
Pete Chhabra(1)(2)	2,006	*	2,006	0	—	0	—	—	0	—
Peter Rusch Mertz(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Prasad Chary Padakanti(1)(2)	573	*	573	0	—	0	—	—	0	—
Prasad Gundumogula(31)	32,617,258	38.72%	9,995,468	22,621,790	—	0	—	—	0	—
Praveen Kumar Koilakonda(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Prem Cohly(1),(32)	34,386	*	34,386	0	—	0	—	—	0	—
Pugazhenthi Sivaji(1)(2)	7,163	*	7,163	0	—	0	—	—	0	—
Puppala Sudhir(1)(2)	1,074	*	1,074	0	—	0	—	—	0	—
Purnima Namuduri(1)(2)	8,023	*	8,023	0	—	0	—	—	0	—
Rachel Xiao Feng Tan(1)(2)	573	*	573	0	—	0	—	—	0	—
Radha Krishna Bhuvan Raj Kumar Tummala(1)(2)	19,604	*	19,604	0	—	0	—	—	0	—
Radha Rupa Ujjina(1)(2)	42,982	*	42,982	0	—	0	—	—	0	—
Raja Venkatesh(1)(2)	660,871	*	660,871	0	—	0	—	—	0	—
Rajesh Anugonda(1)(2)	1,146	*	1,146	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Raju Gajam(1)(2)	5,731	*	5,731	0	—	0	—	—	0	—
Rakesh Gogikar(1)(2)	573	*	573	0	—	0	—	—	0	—
Ram Kumar Shah(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Rama Chawla(1)(2)	8,596	*	8,596	0	—	0	—	—	0	—
Ramanathan Lakshmanan(1)(2)	5,731	*	5,731	0	—	0	—	—	0	—
Ramesh Ponnam(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Ramesh Punwani(1)	100,097	*	100,097	0	—	0	—	—	0	—
Ramya Devi Narukula(1)(2)	573	*	573	0	—	0	—	—	0	—
Rana Rafiq(1)(2)	802	*	802	0	—	0	—	—	0	—
Ranjeet Bhaskar(1)(2)	287	*	287	0	—	0	—	—	0	—
Raymond Chow(1)(2)	3,324	*	3,324	0	—	0	—	—	0	—
Reena Sarna(1)	917,835	1.09%	917,835	0	—	0	—	—	0	—
Rufo Tomas Lujan Calvo(1)(2)	2,579	*	2,579	0	—	0	—	—	0	—
Ryan Hetherington(33)	25,000	*	25,000	0	—	0	—	—	0	—
Sabbani Kiran Babu(1)(2)	287	*	287	0	—	0	—	—	0	—
Sai Kumar Billa(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Sajja Hemupatham(1)(2)	287	*	287	0	—	0	—	—	0	—
Sandeep Mamgain(1)(2)	28,655	*	28,655	0	—	0	—	—	0	—
Sangareddy Chennuri(1)(2)	573	*	573	0	—	0	—	—	0	—
Sanjay Gopal Kopalkar(1)(2)	9,313	*	9,313	0	—	0	—	—	0	—
Santosh Kumar Patro(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Sarvani Kalidindi(1)(2)	1,074	*	1,074	0	—	0	—	—	0	—
Sasidhar Karri(1)(2)	15,832	*	15,832	0	—	0	—	—	0	—
Satish Babu G(1)(2)	1,146	*	1,146	0	—	0	—	—	0	—
Satish Nandi(1)(2)	6,017	*	6,017	0	—	0	—	—	0	—
Scott James Toelle(2),(34)	2,875	*	2,865	10	*	0	—	—	0	—
Seema Fatima(1)(2)	22,924	*	22,924	0	—	0	—	—	0	—
Serena Yeh(1)(2)	860	*	860	0	—	0	—	—	0	—
Shahnaz Pithawala(1)(2)	3,582	*	3,582	0	—	0	—	—	0	—
Shailaja Gurram(1)(2)	42,982	*	42,982	0	—	0	—	—	0	—
Sharadha Nanavath(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Shreepal Kandarp Shah(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Shu-Hui Chen Chang(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Siu Ling Bennett(2),(35)	773	*	573	200	*	0	—	—	0	—
Siva Petluru(1)(2)	4,012	*	4,012	0	—	0	—	—	0	—
Soujanya Basina(1)(2)	287	*	287	0	—	0	—	—	0	—
Sridhar Battala(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Srinivasa Anji Reddy Gujavarthi(1)(2)	7,450	*	7,450	0	—	0	—	—	0	—
Sriramachandra Rao Tallapragada(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Subbarao Mutyala(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Sudha Vaddi(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Sudharani Bhamidipati(1)(2)	8,596	*	8,596	0	—	0	—	—	0	—
Sukhwinder Singh Dhami(1)(2)	716	*	716	0	—	0	—	—	0	—
Sunil Bhardwaj(1)(2)	1,433	*	1,433	0	—	0	—	—	0	—
Suntharesar Tharmalingam(1)(2)	17,909	*	17,909	0	—	0	—	—	0	—
Surendar S Rawat(1)(2)	573	*	573	0	—	0	—	—	0	—
Suresh Gonepudi(1)(2)	5,731	*	5,731	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Suresh Jalagam(1)(2)	287	*	287	0	—	0	—	—	0	—
Suresh Ramanjeri(1)(2)	287	*	287	0	—	0	—	—	0	—
Surya Manikanta Krishna Rahul Kumara Lankalapalli(1)(2)	5,731	*	5,731	0	—	0	—	—	0	—
Syed John Raza Rizvi(1)(2)	1,089	*	1,089	0	—	0	—	—	0	—
Tak Yin Wong(1)(2)	1,146	*	1,146	0	—	0	—	—	0	—
Tapan Mahmud(1)(2)	3,324	*	3,324	0	—	0	—	—	0	—
TDO Technology Fund LLC(36)	1,385,412	1.64%	1,385,412	0	—	0	—	—	0	—
Thrace Wind Investments IKE(37)	50,000	*	50,000	0	—	0	—	—	0	—
Tim Turner(1)	938,058	1.11%	938,058	0	—	0	—	—	0	—
Tirunahari Saicharan(1)(2)	287	*	287	0	—	0	—	—	0	—
Tuesday Investor LLC(38)	1,125,000	1.34%	1,125,000	0	—	1,125,000	74.6%	1,125,000	0	—
Trisha Ann Mendoza(1)(2)	34,386	*	34,386	0	—	0	—	—	0	—
Ursula Williams(1)(2)	8,596	*	8,596	0	—	0	—	—	0	—
Vajid Jafri(1)	4,772,840	5.67%	4,772,840	0	—	0	—	—	0	—
Veerendra Munugalavadla(1)(2)	14,900	*	14,900	0	—	0	—	—	0	—
Veladi Santosh Kumar(1)(2)	573	*	573	0	—	0	—	—	0	—
Venkata Naidu Mutyala(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Venkata Narender Kumar Kondavaty(1)(2)	17,193	*	17,193	0	—	0	—	—	0	—
Venkata Ramana Prasad Kusampudi(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Venkata Rohith Siripuram(1)(2)	573	*	573	0	—	0	—	—	0	—
Venkateshwara Rao Pasupuleti(1)(2)	110,089	*	110,089	0	—	0	—	—	0	—
Venkateswara Rao Akkireddi(1)(2)	17,193	*	17,193	0	—	0	—	—	0	—
Vetrivel Thiagarajan(1)(2)	8,023	*	8,023	0	—	0	—	—	0	—
Vijay Kumar Bodakunti(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
Vikas Kochhar(1)(2)	10,556	*	10,556	0	—	0	—	—	0	—
Vikas Prabhakar(1)(2)	11,462	*	11,462	0	—	0	—	—	0	—
Vinod Manchhani(1)(2)	14,327	*	14,327	0	—	0	—	—	0	—
Vivek Mishra(1)(2)	1,719	*	1,719	0	—	0	—	—	0	—
Wai Yoke Yoong(1)(2)	287	*	287	0	—	0	—	—	0	—
Western Alliance Bancorporation(39)	185,940	*	185,940	0	—	0	—	—	0	—
William Gomes(1)(2)	65,906	*	65,906	0	—	0	—	—	0	—
Yoda PLC(40)	210,068	*	210,068	0	—	0	—	—	0	—
Yossi Ben-Arouch(1)(2)	287	*	287	0	—	0	—	—	0	—
Yuvraj Datta(1)(2)	153,071	*	153,071	0	—	0	—	—	0	—
Zarina Khan(1)(2)	2,865	*	2,865	0	—	0	—	—	0	—
___________________
All percentages equal to or less than 1% are represented by *
(1)Consists of shares of Common Stock that the Selling Securityholder holds directly upon completion of the pro rata distribution by Mondee Holdings, LLC to all of its members in accordance with the amended and restated limited liability company agreement of Mondee Holdings, LLC (the “Pro Rata Distribution”).
(2)Is an employee or former employee of Mondee Holdings, Inc. or its subsidiaries.
(3)Consists of (i) 114,293 shares, (ii) 5,812 private placement warrants and 5,812 shares that may be issued upon exercise of such private placement warrants, and (iii) 1,597 shares that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. Mr. Argyros is an affiliate of a broker-dealer. Mr. Argyros purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, Mr. Argyros did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for Mr. Argyros is Othonos 103, 14562 Kifissia, Greece.
(4)Consists of (i) 335,335 shares, (ii) 17,438 private placement warrants and 17,438 shares that may be issued upon exercise of such private placement warrants, and (iii) 4,791 shares that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. Mr. Achilleoudis is an affiliate of a broker-dealer. Mr. Achilleoudis purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, Mr. Achilleoudis did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for Mr. Achilleoudis is Nikokleous 2, Aglantzia 2122 Nicosia, Cyprus.
(5)The business address for Asset Recovery Management is 4050 LaGrande Princess, Suite 9 — a, Christiansted, VI 00820, Attn: Daniel F. Coosemans.
(6)The business address for Black Oak Investments Ltd. is 6 Ioanni Stylianou, Second Floor, Flat 202, Nicosia, CY 2003, Attn: Illiada Filaretou.
(7)The business address for Bobcat Private Holdings, LLC is 601 Lexington Avenue, 59th Fl., New York, NY 10022, Attn: Peter Berger. Toro Private Investments, L.P. is the sole member of Bobcat Private Holdings, LLC. Siris Partners IV (Cayman) GP, L.P. is the general partner of Toro Private Investments, L.P. Siris Partners IV (Cayman) GP, Ltd. is the general partner of Siris Partners IV (Cayman) GP, L.P. Siris Partners IV (Cayman) GP, Ltd. is controlled by its directors, Peter Berger, Frank Baker and Jeffrey Hendren. Each of such entities and Messrs. Berger, Baker and Hendren may be deemed to beneficially own the securities beneficially owned by Bobcat Private Holdings, LLC directly or indirectly controlled by it or him, but each (other than the Bobcat Private Holdings, LLC to the extent of its direct holdings) disclaims beneficial ownership of such securities. An affiliate of Bobcat Private Holdings, LLC is a party to a commercial agreement with a subsidiary of the Company.
(8)The business address for Celier Investments is c/o 4, Possidonos Avenue 176 74 Kallithea, Athens, Greece, Attn: Sofia Ralli.
(9)The business address for Colby Trading Ltd. is 4 Messogiou Thalassis & Evropis, Maroussi, Athens, GR 15124, Attn: Aristeidis J. Pittas.
(10)The business address for Daniel Ostersehlte is 125 South 1st Street, Number 4, Brooklyn, NY 11249.
(11)The business address for DH Deutsch Holdings Limited is Eftapaton Court, 256 Makarios Avenue, Limassol, CY 3105, Attn: Dimitris Ioannidis.
(12)Consists of (i) 345,335 shares, (ii) 17,437 private placement warrants and 17,437 shares that may be issued upon exercise of such private placement warrants, and (iii) 4,791 shares that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. The business address for Mr. Athanasopoulos is 555 Madison Avenue, Suite 11A, New York, NY 10022.
(13)The business address for Entertainment Benefits Group, LLC is 19495 Biscayne Boulevard, Suite 300, Aventura, FL 33180, Attn: Brett Reizen.
(14)Consists of (i) 300,000 shares purchased in the Subscription Agreement dated December 20, 2021 by Cantor Fitzgerald Securities, (ii) 210,000 shares of Common Stock that were issued to Cantor Fitzgerald & Co. in a private placement simultaneously with ITHAX’s initial public offering, and (ii) 105,000 private placement warrants issued to Cantor Fitzgerald & Co. in a private placement simultaneously with the closing of ITHAX’s initial public offering and 105,000 shares that may be issued upon exercise of such private placement warrants. The business address of Cantor Fitzgerald Securities is 110 East 59th Street, New York, NY 10022, and the business address for Cantor Fitzgerald & Co. is 499 Park Avenue, New York, NY 10022. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald Securities, may be deemed to have voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.
(15)Consists of (i) 3,755,367 shares of Common Stock that North Haven Credit Partners II L.P. holds upon completion of the Pro Rata Distribution, (ii) 375,000 Earn-Out Shares issued to NH Credit Partners III Holdings L.P. in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), (iii) 1,500,000 shares purchased in the Subscription Agreement dated December 20, 2021, (iv) 2,715,629 shares of Common Stock that NH Expansion Credit Fund Holdings LP holds upon completion of the Pro Rata Distribution, (v) 110,885 shares of Common Stock that NH Credit Partners III Holdings L.P. holds upon completion of the Pro Rata Distribution, and (vi) 150,000 Preferred Financing Warrants issued to NH Credit Partners III Holdings L.P. pursuant to the Preferred Subscription Agreement. Each of North Haven Credit Partners II L.P., NH Credit Partners III Holdings L.P. and NH Expansion Credit Fund Holdings LP is affiliated with a broker-dealer. MS Capital Partners Adviser Inc. is the adviser of each of these entities and holds voting and dispositive power with respect to shares of record held by each of these entities. The address for these entities is 1585 Broadway, 23rd Floor, New York, NY 10036.
(16)Consists of (i) 198,291 PIPE shares held by ARCPE 1 LLC, (ii) 490,171 shares held by Gemini Investments Holding LP, and (iii) 490,171 shares held by Sunset Harbours LP. The business address for the Entities Associated with ARCPE 1 LLC is 1900 Sunset Harbour Drive, Annex 2nd Floor, Miami, FL 33139. The business address for Gemini Investments Holding, LP is 1330 West Avenue, Unit 407, Miami Beach, FL 33139, Attn: Steve Chaby. Gemini Holding Manager LLC is the general partner of Gemini Investments Holding, LP and holds voting and dispositive power with respect to the shares. The business address for The address for Sunset Harbours, LP is 1330 West Avenue, Unit 407, Miami Beach, FL 33139, Attn: Steve Chaby. Sunset Harbours Manager, LLC is the general partner of Sunset Harbours, LP and holds voting and dispositive power with respect to the shares.
(17)Consists of (i) 17,558 shares of Common Stock that NJ/TCW Direct Lending LLC holds upon completion of the Pro Rata Distribution, (ii) 40,248 shares of Common Stock that Reliance Standard Life Insurance Company holds upon completion of the Pro Rata Distribution, (iii) 35,217 shares of Common Stock that Safety National Casualty Corp. holds upon completion of the Pro Rata Distribution, (iv) 28,744 shares of Common Stock that TCW Brazos Fund LLC holds upon completion of the Pro Rata Distribution, (v) 570,627 shares of Common Stock that TCW Direct Lending VII LLC holds upon completion of the Pro Rata Distribution, (vi) 111,718 shares of Common Stock that TCW Direct Lending Structured Solutions 2019 LLC holds upon completion of the Pro Rata Distribution, (vii) 81,301 shares of Common Stock that TCW Skyline Lending LP holds upon completion of the Pro Rata Distribution, (viii) 25,155 shares of Common Stock that US Specialty Insurance Company holds upon completion of the Pro Rata Distribution, and (ix) 20,106 shares of Common Stock that West Virginia Direct Lending LLC holds upon completion of the Pro Rata Distribution.
(18)The business address for Evgenia Tzannini is Miaouli 18, Athens 14561, Greece.
(19)Consists of (i) 457,143 shares purchased in the Subscription Agreement dated December 20, 2021, (ii) 125,000 Earn-Out Shares issued in connection with the Business Combination, and (iii) 8,828,577 shares held upon completion of the Pro Rata Distribution. Voting and dispositive power with respect to the shares of Common Stock held by FLY OCP LLC is exercised by Jeffrey Young, as the Managing

Partner of Origami Capital Partners, LLC, which is the manager of FLY OCP LLC. Each of the entities and individuals named herein disclaims beneficial ownership of the securities held of record by the entities and individuals listed herein, except to the extent of its or their pecuniary interest therein. The business address for each of the foregoing individuals and entities is c/o Origami Capital Partners, LLC, 191 N. Wacker Drive, Suite 2350, Chicago, IL 60606, Attn: Jeffrey Young.
(20)The business address for George Chryssikos is IRAS 8b, 14671 Nea Erythraia, Athens, GR.
(21)Consists of (i) 311,420 shares, (ii) 23,915 shares held by Faros Capital Holdings Ltd., (iii) 17,438 private placement warrants and 17,438 shares that may be issued upon exercise of such private placement warrants and (iv) 4,791 shares of Common Stock that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. by Faros Capital Holdings Ltd. Mr. Linatsas is the sole owner of Faros Capital Holdings Ltd. and can be deemed to have beneficial ownership over the shares. Mr. Linatsas is an affiliate of a broker-dealer. Mr. Linatsas purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, Mr. Linatsas did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for Mr. Linatsas is 9 KYPROY Street, 14562 Kifissia, Greece.
(22)Consists of 193,922 shares of Common Stock.
(23)Consists of 18,420 shares of Common Stock that GV 2017, L.P. holds upon completion of the Pro Rata Distribution. GV 2017 GP, L.P. is the general partner of GV 2017, L.P., GV 2017 GP, L.L.C. is the general partner of GV 2017 GP, L.P., Alphabet Holdings LLC is the sole member of GV 2017 GP, L.L.C., XXVI Holdings Inc. is the sole member of Alphabet Holdings LLC, and Alphabet Inc., is the controlling stockholder of XXVI Holdings Inc. Each of the above listed entities may be deemed to share power to vote or dispose of the securities held directly by GV 2017, L.P. The principal business address for each of the entities listed above is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(24)The business address for ITHAX Acquisition Sponsor CY Ltd is 10 Giannou Kranidioti, Nice Day House, 1st Floor, Nicosia 1065 Attn: Notis Papageorgiou.
(25)Consists of 1,232 shares that Kariba LLC holds upon completion of the Pro Rata Distribution. The business address for Kariba LLC is c/o Pinnacle Management Services LLC, 343 Thornall St., Suite 600, Edison, NJ 08837, Attn: Joshua Ruch.
(26)The business address for Konstantinos Karamanis is Markou Botsari 30, Filothei 15237, Athens, GR.
(27)Michael Thomas has voting and investment control over the shares held by LBF Travel Management Corp. and is an employee of Mondee Holdings, Inc. or its subsidiaries.
(28)Consists of 20,177,764 shares that the Selling Securityholder holds upon completion of the Pro Rata Distribution. Prasad Gundumogula is the member/manager of Mondee Group LLC. As such, Mr. Gundumogula has voting and investment discretion with respect to the shares of Common Stock held of record by Mondee Group LLC and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Mondee Group LLC. The business address for Mondee Group LLC is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.
(29)The business address for Nigel Kneafsey is 500 West Dilido Drive, Miami Beach, FL 33139.
(30)Consists of (i) 3,389,534 shares of Common Stock (900,000 of which are Earn-Out Shares issued in connection with his employment agreement, and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement and the employment agreement), (ii) 63,889 shares of Common Stock held by ITHAX Acquisition Sponsor Cy Ltd., a company organized under the laws of Cyprus and for whom Mr. Fintiklis is the controlling shareholder, (iii) 174,375 private placement warrants originally issued to the Sponsor pursuant to the Private Placement Units Agreement dated January 27, 2021 and distributed to Mr. Fintiklis in connection with the dissolution of the Sponsor on September 13, 2022; and (iv) 20,000 RSUs, of which 5,000 RSUs were granted pursuant to his Initial RSU Grant, but remain unvested, and 15,000 RSUs were granted pursuant to his Annual RSU Grant, but remain unvested. The business address for Orestes Fintiklis is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.
(31)Consists of (i) 20,177,764 shares of Common Stock held by Mondee Group LLC following completion of the Pro Rata Distribution, (ii) 3,308,046 shares of Common Stock held directly by Mr. Gundumogula following completion of the Pro Rata Distribution, (iii) 6,390,448 shares of Common Stock held directly by Mr. Gundumogula (6,000,000 of which are Earn-Out Shares issued pursuant to the Earn-Out Agreement and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement, and 100,000 of which were purchased pursuant to the Subscription Agreement (as defined herein) dated December 20, 2021, and 290,448 of which were purchased on the open market), and (iv) 120,000 RSUs, 100,000 of which vested at the closing of the Business Combination, 5,000 of which were granted pursuant to his Initial RSU Grant but remain unvested, and 15,000 which were granted pursuant to his Annual RSU Grant, but remain unvested. Mr. Gundumogula is the only member/manager of Mondee Group LLC, a Delaware limited liability company. As such, Mr. Gundumogula has voting and investment discretion with respect to the shares of Common Stock held of record by Mondee Group LLC and may be deemed to have beneficial ownership of the shares of Common Stock held directly by Mondee Group LLC. Includes the right to receive 2,033,578 shares of Common Stock in the Pro Rata Distribution that was transferred to Mondee, Inc. (a subsidiary of the Company) by Mr. Gundumogula in satisfaction of the Mondee Group Note, as amended. Includes 587,422 shares of Common Stock owned directly by Mr. Gundumogula’s spouse, for which, as such, Mr. Gundumogula may be deemed to have shared beneficial ownership with respect to these shares. Mr. Gundumogula disclaims beneficial ownership of any shares of Common Stock other than to the extent he may have a pecuniary interest therein, directly or indirectly, by virtue of his inability to exercise voting or investment power over such shares of Common Stock.The business address for Prasad Gundumogula is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.
(32)The business address for Prem Cohly is 43 W. 43rd Street, Ste. 89, New York, NY, 10036, Attn: Steven Beispel, Esq.
(33)The business address for Ryan Hetherington is 2924 2nd Street, Santa Monice, CA 90405.
(34)Consists of (i) 2,865 shares that Selling Securityholder holds upon completion of the Pro Rata Distribution and (ii) 10 shares purchased on the open market.
(35)Consists of (i) 573 shares that Selling Securityholder holds upon completion of the Pro Rata Distribution and (ii) 200 shares purchased on the open market.
(36)The business address for TDO Technology Fund LLC is 35 N. Arroyo Parkway, Suite 240, Pasadena, CA 91103. Derek Edward Okuno has voting and investment control over the shares held by TDO Technology Fund LLC.
(37)The business address for Thrace Wind Investments IKE is Ηρακλείτουαρ.14-16 Τ.Κ.: 152 38 Χαλάνδρι.
(38)Consists of (i) 1,125,000 shares of Common Stock that may be issued upon the exercise of the Preferred Financing Warrants and (ii) 1,125,000 Preferred Financing Warrants. The business address for Tuesday Investor LLC is c/o Davidson Kempner Capital Management

LP, Attention: Legal Counsel, 520 Madison Avenue, 30th Fl., New York, NY 10022. Tuesday Investor LLC, a Delaware limited liability company (“Tuesday”), is the record holder of the Preferred Financing Warrants of the Company. Madave Management LLC, a Delaware limited partnership (“Madave”), is the manager of Tuesday. Davidson Kempner Capital Management LP (“DKCM”), a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission is responsible for the voting and investment decisions of Tuesday Investor LLC. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons (collectively, the “Managing Members”). Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by Tuesday Investor LLC reported herein and each of the foregoing, other than Tuesday, disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein.
(39)The business address for Western Alliance Bancorporation is 1 East Washington Street, Suite 1400, Phoenix, AZ, 85004.
(40)The business address for Yoda PLC is 48 Themistokli Dervi Avenue, Athienitis Centennial Building, 7 Floor, Office 703, P.C. 1066, Nicosia, CY, Attn: Marios Alexandrou.
Other than as described above or elsewhere in this prospectus or the documents incorporated by reference herein, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION
We are registering the issuance by us of 1,507,500 shares of Common Stock that may be issued upon exercise of the Warrants.
We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 72,581,981 shares of Common Stock, consisting of (a) 232,500 shares of Common Stock that may be issued upon the exercise of the private placement warrants, (b) 5,792,255 PIPE Shares, (c) 55,348,072 Merger Consideration Shares, (d) 7,400,000 Earn-Out Shares, (e) 2,534,154 Sponsor Member Shares, and (f) 1,275,000 shares of Common Stock that may be issued upon the exercise of the Preferred Financing Warrants and (ii) up to 1,507,500 Warrants.
We will not receive any of the proceeds from the sale of the securities offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions.
We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.
We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We believe the likelihood that the holders of our Warrants will exercise our private placement warrants for cash, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our shares of common stock. When the market price for our Common Stock is less than $11.50 per share (i.e., the Warrants are “out of the money”) we believe the holders of our Warrants will be unlikely to exercise their Warrants. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Subject to the limitations set forth in any applicable registration rights agreement, the securities offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the securities; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be paid by the Company and to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering by the Company pursuant to this prospectus and any applicable prospectus supplement. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling

Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
The securities may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•in ordinary brokerage transactions in which the broker solicits purchasers;
•in block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•in options or other hedging transactions, whether through an options exchange or otherwise;
•in distributions to members, limited partners or stockholders of Selling Securityholders;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or

•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
The shares of Common Stock are currently listed on the Nasdaq under the symbol “MOND.”
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time a particular offering of the securities is made, to the extent required, an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part, will be prepared and distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to this prospectus by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the securities pursuant to the distribution through this prospectus.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS
Reed Smith LLP will pass upon the validity of the securities offered hereby and certain other legal matters related to this prospectus.
EXPERTS
The consolidated financial statements of the Mondee Holdings, Inc. as of December 31, 2022 and December 31, 2021 and for the years then ended incorporated by reference in this prospectus and Registration Statement by reference to Mondee Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31,2022, have been audited by KNAV P.A., an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Mondee Holdings, Inc.
Primary Offering of
Up to 1,507,500 Shares of Common Stock Issuable Upon Exercise of Warrants
and
Secondary Offering of
Up to 72,581,981 Shares of Common Stock
Up to 1,507,500 Warrants to Purchase Shares of Common Stock
Offered by the Selling Securityholders

PROSPECTUS

, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown, except the SEC registration fee, are estimates.
We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

	Amount
SEC registration fee	$5,011.01	(1)
FINRA filing fee		$(2)
Accounting fees and expenses		$(2)
Legal fees and expenses		$(2)
Financial printing and miscellaneous expenses		$(2)
Total		$(2)
__________________
(1)Previously paid with the filing of the Prior Registration Statements Relating to the securities that are included in this registration statement in accordance with Rule 429 under the Securities Act. Accordingly, there is no registration fee due in connection with the registration of such securities hereby.
(2)Fees and expenses will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities arising under the Securities Act. Insofar as the forgoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits and Financial Statement Schedules
(a)The following exhibits are filed as part of this Registration Statement:

Incorporated by reference

		Incorporated by reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Company	8-K	001-39943	3.1	July 20, 2022
3.2	Amended and Restated Bylaws of the Company	8-K	001-39943	3.1	July 13, 2023
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock	8-K	001-39943	3.1	September 30, 2022
4.1	Specimen Unit Certificate	S-4	333-263727	4.1	March 21, 2022
4.2	Specimen Class A Common Stock Certificate	8-K	001-39943	4.1	July 20, 2022
4.3	Specimen Warrant Certificate	8-K	001-39943	4.2	July 20, 2022
4.4	Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and Mondee Holdings, Inc.	8-K	001-39943	4.3	July 20, 2022
4.5	Amendment No. 1 to Amended and Restated Warrant Agreement, dated October 18, 2022, by and between Mondee Holdings, Inc. and Continental Stock Transfer & Trust Company	8-K	001-39943	10.1	October 21, 2022
5.1*	Opinion of Reed Smith LLP.
23.1*	Consent of KNAV P.A., independent registered accounting firm for the Company
23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
107*	Filing Fee Table
__________________
†Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#Indicates management contract or compensatory plan or arrangement.
*Filed herewith.
(b)Financial Statement Schedules
All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Item 17.    Undertakings
The undersigned registrant hereby undertakes:
1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
b.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
c.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
8)That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
9)That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
10)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on August 14, 2023.

MONDEE HOLDINGS, INC.
By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prasad Gundumogula	Chief Executive Officer and Director	August 14, 2023
Prasad Gundumogula	(Principal Executive Officer)

/s/ Jesus Portillo	Chief Financial Officer	August 14, 2023
Jesus Portillo	(Principal Financial and Accounting Officer)

*	Director	August 14, 2023
Orestes Fintiklis

*	Director	August 14, 2023
Asi Ginio

*	Director	August 14, 2023
Mona Aboelnaga Kanaan

*	Director	August 14, 2023
Roopa Purushothaman

*	Director	August 14, 2023
Noor Sweid

*	Director	August 14, 2023
Pradeep Udhas

*By:
/s/ Prasad Gundumogula
Prasad Gundumogula
Attorney-in-Fact